Exhibit 99.1

Cougar Biotechnology Announces Initiation of Phase III Trial of CB7630 (Abiraterone Acetate)

LOS ANGELES--(BUSINESS WIRE)--Cougar Biotechnology, Inc. (NASDAQ: CGRB) today announced that it has started enrolling patients in its Phase III clinical trial (COU-AA-301) of the Company's lead drug candidate CB7630 (abiraterone acetate). The Phase III trial is a randomized, double-blind, placebo-controlled trial of CB7630 plus prednisone in patients with metastatic castration-resistant prostate cancer who have failed docetaxel-based chemotherapy. Similar to the patient populations in Cougar’s Phase II trials COU-AA-003 and COU-AA-004, patients are allowed to have received up to two prior chemotherapy regimens before entering the trial. The trial will enroll approximately 1,160 patients who will be randomized (2:1) to receive either CB7630 plus prednisone or placebo plus prednisone. The trial will be conducted at approximately 150 sites in North America, Europe and Australia. The primary endpoint of the trial will be overall survival.

Alan H. Auerbach, Chief Executive Officer and President of Cougar Biotechnology, said, “Commencing the Phase III trial of abiraterone acetate represents an important milestone in the global development of CB7630. The COU-AA-301 trial represents one of several options for registration of CB7630 in prostate cancer that Cougar intends to pursue. We also look forward to pursuing additional registration opportunities for CB7630, including a potential Phase III trial of the drug in patients with castration-resistant, chemotherapy-naïve prostate cancer, which we anticipate initiating in the second half of 2008.”

Arturo Molina, M.D., M.S., FACP, Cougar’s Senior Vice President of Clinical Research and Development, added, “The results of our Phase II trials of CB7630 have shown strong evidence of antitumor activity in patients with metastatic, castration-resistant prostate cancer who have failed docetaxel-based chemotherapy; therefore, we are pleased to be able to initiate the COU-AA-301 trial in this patient population.”

About Cougar Biotechnology

Cougar Biotechnology, Inc. is a Los Angeles-based biotechnology company established to in-license and develop clinical stage drugs, with a specific focus on the field of oncology. Cougar’s oncology portfolio includes CB7630, a targeted inhibitor of the 17-alpha hydroxylase/c17,20 lyase enzyme, which is currently being tested in Phase III clinical trials in prostate cancer; CB3304, an inhibitor of microtubule dynamics, which is currently in a Phase I trial in multiple myeloma; and CB1089, an analog of vitamin D, which has been clinically tested in a number of solid tumor types.

Further information about Cougar Biotechnology can be found at www.cougarbiotechnology.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “expects,” “plans,” “believes,” “intends,” and similar words or phrases. These forward-looking statements include, without limitation, statements related to the number of subjects to be enrolled in the COU-AA-301 study and the pace of such enrollment, the number of sites at which COU-AA-301 will be conducted, the initiation of other clinical trials of CB7630, additional FDA registration strategies for CB7630, the benefits to be derived from Cougar’s drug development programs, including the potential advantages of CB7630 and its potential for use in the treatment of CRPC and in second line hormone and chemotherapy treatment settings. Such statements involve risks and uncertainties that could cause Cougar’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in clinical trials, and drug development and commercialization, including the uncertainty of whether results of prior clinical trials of CB7630 will be predictive of results of later stage clinical trials, including COU-AA-301. For a discussion of these and other factors, please refer to Cougar’s annual report on Form 10-KSB for the year ended December 31, 2007 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Cougar undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACT:
Cougar Biotechnology, Inc.
+1-310-943-8040
Alan H. Auerbach, Chief Executive Officer and President
ahauerbach@cougarbiotechnology.com
Mariann Ohanesian, Director of Investor Relations
mohanesian@cougarbiotechnology.com
or
Russo Partners, LLC
David Schull, +1-212-845-4271
David.schull@russopartnersllc.com
Andreas Marathovouniotis, +1-212-845-4235
Andreas.marathis@russopartnersllc.com